UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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MULTI-MANAGER FUNDS

INFORMATION STATEMENT	MARCH 22, 2018

Dear Northern Funds Investor:

As you know, we continually monitor and manage the sub-advisers in the Northern Multi-Manager Funds. A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made a sub-adviser change within the Multi-Manager Global Real Estate Fund (the “Global Real Estate Fund” or the “Fund”).

The Fund consists of sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Funds (the “Board”) approved the termination of Delaware Investment Fund Advisers as a sub-adviser to the Global Real Estate Fund, effective January 10, 2018, and the appointment of Massachusetts Financial Services Company to sub-advise a portion of the Global Real Estate Fund, effective January 24, 2018. The Board made these decisions, based upon Northern Trust Investments, Inc.’s recommendations, for portfolio construction- and performance-related reasons.

Please take a moment to read the enclosed Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of the Fund and its shareholders and assure you that we will continue to closely monitor the sub-advisers managing the Fund. If you have any questions about your investment in the Fund, please contact your financial advisor or call (800) 595-9111.

Best regards,

Christopher E. Vella, CFA

Senior Vice President

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	p 800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER GLOBAL REAL ESTATE FUND

This Information Statement is being provided to the shareholders of the Multi-Manager Global Real Estate Fund (the “Global Real Estate Fund” or the “Fund”), a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate a sub-adviser, and to engage and enter into and materially amend an existing sub-advisory agreement upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at https://www.northerntrust.com/informationstatements until June 23, 2018. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on March 12, 2018, are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about March 23, 2018.

NTI and the Management Agreement

Northern Trust Investments, Inc. (“NTI”), a subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Fund and is responsible for its overall management and administration. NTI is responsible for making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated substantially all of its portfolio management responsibilities for the Fund to sub-advisers, with the exception of cash management services for the Fund. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Fund’s investment objectives and policies. Shareholders of the Fund approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS
Global Real Estate Fund(1)	0.89%	First $1 Billion
	0.863%	Next $1 Billion
	0.837%	Over $2 Billion
(1)

Prior to June 15, 2016, the Global Real Estate Fund’s contractual management fee rate was 1.05% on the first $1 billion, 1.019% on the next $1 billion and 0.988% over $2 billion of the Fund’s average daily net assets.

Massachusetts Financial Services Company and the MFS Agreement

THE MFS AGREEMENT. At a meeting of the Board held on August 23-24, 2017 (the “Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “MFS Agreement”) with respect to the Global Real Estate Fund between NTI and Massachusetts Financial Services Company (“MFS”). Under the MFS Agreement, MFS began managing a portion of the Fund’s assets on or about January 24, 2018. The Fund’s remaining assets are currently allocated to Brookfield Investment Management, Inc. (“Brookfield”).

From on or about September 8, 2014, until January 10, 2018, Delaware Investment Fund Advisors (“DIFA”) managed a portion of the Global Real Estate Fund’s assets pursuant to a sub-advisory agreement dated August 22, 2014 between NTI and DIFA (the “DIFA Agreement”). The DIFA Agreement was terminated by the Board upon the recommendation of NTI for portfolio construction- and performance-related reasons. NTI recommended that the Board approve the MFS Agreement based on its evaluation of MFS’s investment advisory operations and capabilities, the potential of its investment strategy to add alpha to the Fund’s returns, and the anticipated synergy of its investment style with that of the Fund’s other sub-adviser. From January 10, 2018 until January 24, 2018, NTI managed the portion of the Global Real Estate Fund previously managed by DIFA.

The MFS Agreement provides that MFS shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the Global Real Estate Fund’s assets that NTI may allocate to MFS. The MFS Agreement

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MARCH 22, 2018

provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, MFS shall seek to obtain the best overall terms available, and (ii) with respect to all other securities, MFS shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, MFS considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, MFS may consider the brokerage and research services provided to the Fund and/or other accounts over which MFS or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The MFS Agreement provides that MFS, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for such other accounts in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, MFS will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be the fairest and most equitable over time to the Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Fund or the amount of the securities that are able to be sold for the Fund. The MFS Agreement permits MFS, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of MFS’ opinion of the reliability and quality of the broker or dealer.

The MFS Agreement provides that MFS shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The MFS Agreement also provides that NTI will indemnify MFS against certain liabilities and expenses, except that MFS shall not be indemnified for any liability and expenses that result from MFS’ willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its duties under the MFS Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Fund may terminate the MFS Agreement without penalty at any time. NTI may terminate the MFS Agreement immediately upon notice to MFS. The MFS Agreement terminates automatically in the event of an assignment as defined in the 1940 Act. The MFS Agreement also may be terminated by MFS upon 60 days’ written notice and automatically terminates upon termination of the Management Agreement.

The material terms of the MFS Agreement are substantially the same as the terms of the sub-advisory agreement with the other sub-adviser to the Fund, except that it provides for MFS to deal in certain derivatives transactions and for the sub-advisory fees. MFS receives fees from NTI for its services out of the fees that the Fund pays to NTI under the Management Agreement. The Fund pays no additional fees directly to MFS. The Fund would have paid the same amount of management fees had the MFS Agreement been in effect during the last fiscal year.

INFORMATION ABOUT MFS. MFS is located at 111 Huntington Avenue, Boston, MA 02199. MFS is the United States’ oldest mutual fund organization. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect majority owned subsidiary of Sun Life Financial, Inc. (a diversified publicly traded financial services company), located at Sun Life Financial Centre, 150 King Street West, Toronto, Ontario, Canada. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund. Net assets under the management of the MFS organization were approximately $491 billion as of December 31, 2017.

MFS uses an active bottom-up investment approach to buying and selling investments for the Fund. Investments are selected primarily based on fundamental analysis of individual issuers and their potential in light of their financial condition, and market, economic, political, and regulatory conditions. Factors considered in selecting investments for the Fund may include the issuer’s management ability, cash flows, price/funds from operations ratio, dividend yield and payment history, price/net asset value ratio, market price, and the ability of an issuer to grow from operations.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director of MFS indicating position(s) held with MFS and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o MFS at the address noted above.

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MULTI-MANAGER FUNDS

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NAME	POSITION(S) HELD WITH MFS	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert J. Manning	Director, Executive Chairman and Chairman of the Board of Directors	Trustee of various funds within the MFS Funds Complex(1)
Heidi W. Hardin	Executive Vice President, General Counsel and Secretary	Secretary of various funds within the MFS Funds Complex(1)
Michael W. Roberge	Director, Chief Executive Officer and Chief Investment Officer	None(1)
Amrit Kanwal	Executive Vice President and Chief Financial Officer	None(1)
David A. Antonelli	Vice Chairman	None(1)
Robin A. Stelmach	Vice Chairman	Trustee of various funds within the MFS Funds Complex(1)
Carol W. Geremia	President	None(1)
Mark A. Leary	Executive Vice President and Chief Human Resources Officer	None(1)
James A. Jessee	Executive Vice President	None(1)
Jon N. Aliber	Executive Vice President and Chief Technology Officer	None(1)
Martin J. Wolin	Chief Compliance Officer	Chief Compliance Officer of Various funds within the MFS Funds Complex(1)
Stephen C. Peacher	Director	President, Sun Life Investment Management
Kevin D. Strain	Director	Executive Vice President and Chief Financial Officer of Sun Life Financial
(1)

Certain principal executive officers and directors of MFS serve as officers or directors of some or all of MFS’ corporate affiliates and certain officers of MFS serve as officers and/or directors of some or all of the funds in the MFS Funds Complex and/or officers or directors of certain MFS non-U.S. investment companies.

OTHER ADVISORY CLIENTS. MFS also acts as investment adviser to the other mutual funds listed below, which have similar investment objectives as the Global Real Estate Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY FEES	NET EXPENSE LIMITS
MFS Global Real Estate Fund	$751.36 million (as of January 31, 2018)

0.90% of the first $1 billion of average daily net assets;

0.75% of average daily net assets in excess of $1 billion and less than $2.5 billion;

0.65% of average daily net assets in excess of $2.5 billion.

MFS has agreed in writing to bear the fund’s expenses, excluding interest, taxes, extraordinary expenses, brokerage and transaction costs, and investment-related expenses (such as interest and borrowing expenses incurred in connection with the fund’s investment activity), such that “Total Annual Fund Operating Expenses” do not exceed 1.35% of the class’ average daily net assets annually for each of Class A, Class T, and Class R3 shares, 2.10% of the class’ average daily net assets annually for each of Class B, Class C, and Class R1 shares, 1.10% of the class’ average daily net assets annually for each of Class I and Class R4 shares, 1.60% of the class’ average daily net assets annually for Class R2 shares, and 1.05% of the class’ average daily net assets annually for Class R6 shares. This written agreement will continue until modified by the fund’s Board of Trustees, but such agreement will continue until at least December 31, 2018.

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

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MARCH 22, 2018

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY FEES	NET EXPENSE LIMITS
MFS Global Real Estate Portfolio	$181.68 million (as of January 31, 2018)

0.90% of the first $1 billion of average daily net assets;

0.75% of average daily net assets in excess of $1 billion and up to $2.5 billion;

0.65% of average daily net assets in excess of $2.5 billion.

MFS has agreed in writing to limit the fund’s expenses, excluding interest, taxes, extraordinary expenses, brokerage and transaction costs, and investment-related expenses (such as interest and borrowing expenses incurred in connection with the fund’s investment activity), such that Total Annual Fund Operating Expenses do not exceed 0.92% of the class’ average daily net assets annually for Initial Class shares and 1.17% of the class’ average daily net assets for Service Class shares. This written agreement will continue until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2019.

Approval of New Sub-Advisory Agreement

TRUSTEES’ CONSIDERATIONS IN APPROVING THE NEW SUB-ADVISORY AGREEMENT. The MFS Agreement was approved by the Board of the Trust, including the Independent Trustees voting separately, at the Meeting. MFS is referred to below as the “New Sub-Adviser” and the MFS Agreement is referred to as the “New Sub-Advisory Agreement.”

The Trustees reviewed and discussed information and written materials from NTI and the New Sub-Adviser regarding: (i) the nature and quality of the investment advisory services to be provided by the New Sub-Adviser, including the experience and qualifications of the personnel providing such services; (ii) the New Sub-Adviser’s financial condition, history of operations and ownership structures; (iii) the New Sub-Adviser’s brokerage and soft dollar practices; (iv) the New Sub-Adviser’s investment strategies and styles of investing; (v) the performance history of the New Sub-Adviser with respect to accounts or funds managed similarly to the Fund and hypothetical performance information and portfolio attributes; (vi) information with respect to the New Sub-Adviser’s risk management and cyber-security programs and the New Sub-Adviser’s compliance policies and procedures (including its code of ethics) and the Trust’s Chief Compliance Officer’s (“CCO”) evaluations of such policies and procedures, as well as the New Sub-Adviser’s regulatory history; (vii) the New Sub-Adviser’s conflicts of interest in managing the Fund, including the New Sub-Adviser’s financial or business relationships with NTI and its affiliates, if any; and (viii) the terms of the New Sub-Advisory Agreement. The Trustees also considered NTI’s discussion of the reasons that it anticipated that the New Sub-Adviser may improve the performance of the Fund. The Trustees also reviewed NTI’s proprietary method for allocating assets among the sub-advisers to the Fund and the proposed allocation of assets among the New Sub-Adviser and the existing sub-adviser to the Fund, as well as the then current allocations of assets among the sub-advisers.

In evaluating the New Sub-Advisory Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to the New Sub-Adviser.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to the New Sub-Adviser’s operations, qualifications, performance and experience in managing the type of strategy for which the New Sub-Adviser was proposed to be engaged in connection with the Fund. The Board also considered NTI’s evaluation of the New Sub-Adviser’s ability to add alpha to the Fund’s returns. The Trustees also reviewed the CCO’s evaluation of the New Sub-Adviser’s compliance program, noting that the he believed the program to be satisfactory and in compliance with regulatory requirements. The Trustees concluded that the New Sub-Adviser was able to provide quality services to the Fund.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that the New Sub-Adviser would be paid by NTI out of its management fee and not by the Fund. The Trustees also believed, based on NTI’s representations, that the New Sub-Advisory Agreement had been negotiated at arms’-length among NTI and the New Sub-Adviser. The Trustees also considered comparisons of the New Sub-Adviser’s fees at various asset levels of the Fund and in relation to other sub-adviser to the Fund. The Trustees also compared the New Sub-Adviser’s fees in relation to its other

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

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INFORMATION STATEMENT

similar institutional accounts. Finally, the Trustees also considered NTI’s representations that the fee to be paid to the New Sub-Adviser was reasonable in light of the anticipated quality of the services to be performed by it.

The Trustees also considered the projected profitability to NTI of the Fund before and after the addition of the New Sub-Adviser as well as changes in the amount of management fees to be paid to NTI before and after the addition of the New Sub Adviser. These comparisons showed that NTI’s profitability slightly decreased. It was noted that NTI had also presented quarterly profitability reports to the Board, as required by the Order. The Trustees did not consider the New Sub-Adviser’s projected profitability as they did not consider it to be particularly relevant because NTI would be paying the New Sub-Adviser out of its management fee. The Trustees therefore believed that NTI has an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated the performance information presented with respect to the New Sub-Adviser and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of the New Sub-Adviser and the Fund over various time periods if the New Sub-Adviser, and not DIFA, had been managing the Fund along with the Brookfield, the Fund’s other sub-adviser. The Trustees also considered the New Sub-Adviser’s actual performance record in the strategy for which it was being engaged. This information was compared to performance information with respect to the Fund’s respective benchmarks. It was noted that the New Sub-Adviser had a different style than the other sub-adviser to the Fund and that its style would underperform in certain markets. The Trustees concluded, based upon the information provided, that the New Sub-Adviser’s performance record was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed that the levels of aggregate sub-advisory fee rates decreased as the Fund’s assets increased. However, the Trustees generally considered economies of scale with respect to the Fund primarily at the management fee level given that NTI would be paying the New Sub-Adviser out of its management fee. It was noted by the Trustees that the New Sub-Adviser had a breakpoint incorporated into its sub-advisory fee structures.

Other Benefits

The Trustees considered other benefits derived or to be derived by the New Sub-Adviser as a result of its relationship with the Fund. These benefits included, but were not limited to, research and other benefits in connection with brokerage commissions paid by the Fund. The Trustees also considered the other relationships that the New Sub-Adviser had with NTI or its affiliates, including other sub-advisory relationships to portfolios managed by NTI.

Based on the Trustees’ deliberations and the recommendations by NTI, the Trustees concluded that the proposed fee to be paid to the New Sub-Adviser was reasonable in light of the services to be provided by it and that the New Sub-Advisory Agreement should be approved.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2017, the Global Real Estate Fund paid management fees to NTI, and NTI paid to sub-advisory fees to sub-advisers, in the aggregate amounts and as a percentage of each Fund’s average daily net assets, set forth in the chart below.

FUND	MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI
Global Real Estate Fund	$2,458,717	0.93%	$780,902	0.29%

As of June 30, 2017, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund.

No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended March 31, 2017.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Advisers Act. NTI is a subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer, director and certain other officers of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

MULTI-MANAGER FUNDS	6	NORTHERN INFORMATION STATEMENT

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MARCH 22, 2018

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Richard Bartholomew	Executive Vice President, Chief Risk Officer and Assistant Trust Officer	None
Robert P. Browne	Executive Vice President, Chief Investment Officer and Director	50 South Capital Advisors, LLC – Chief Investment Officer
Craig R. Carberry	Senior Vice President, Associate General Counsel and Secretary	The Northern Trust Company – Associate General Counsel and Senior Vice President; 50 South Capital Advisors, LLC – Secretary; Northern Funds – Secretary; Northern Institutional Funds – Secretary; and FlexShares Trust –Secretary
Christopher W. Carlson	Executive Vice President, Chief Operating Officer and Director	None
Darlene Chappell	Vice President and Anti-Money Laundering Compliance Officer	50 South Capital Advisors, LLC – AML Compliance Officer; Northern Funds – AML Compliance Officer; Northern Institutional Funds – AML Compliance Officer; and FlexShares Trust – AML Compliance Officer
Jose J. Del Real	Senior Vice President, Senior Legal Counsel and Assistant Secretary	The Northern Trust Company – Senior Legal Counsel and Senior Vice President; Northern Funds – Assistant Secretary; Northern Institutional Funds – Assistant Secretary; and FlexShares Trust – Assistant Secretary
Peter K. Ewing	Director and Senior Vice President	The Northern Trust Company – Senior Vice President; Northern Funds – President and Principal Executive Officer; Northern Institutional Funds – President and Principal Executive Officer; and FlexShares Trust – President and Principal Executive Officer
Steven P. Farmer	Chief Compliance Officer	50 South Capital Advisors, LLC – Chief Compliance Officer
Lisa C. Taylor	Director, Senior Vice President and Chief Financial Officer	None
Joseph W. McInerney	Senior Vice President and Director	None
Shundrawn A. Thomas	Chairman, President, Chief Executive Officer and Director	The Northern Trust Company – Executive Vice President; Northern Funds – Trustee; Trustee – Northern Institutional Funds; and FlexShares Trust – Trustee
Jason J. Tyler	Executive Vice President and Director	None
Dariusz Wojnar	Director and Executive Vice President	None

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’s distributor. NTI acts as administrator for the Fund. The Northern Trust Company, located at 50 South LaSalle Street, Chicago, IL 60603, acts as sub-administrator for the Fund.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of its annual and semi-annual reports dated March 31, 2017 and September 30, 2017, respectively to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of March 12, 2018, the record date for shareholders receiving this Information Statement, the Fund had 7,617,328 shares outstanding.

As of the same date, NTC and its affiliates held of record substantially all of the outstanding shares of the Fund as agent, custodian, trustee or investment adviser on behalf of their customers. As of March 12, 2018, the names and share ownership of the entities or individuals that held of record or beneficially owned 5% or more of the outstanding shares of the Global Real Estate Fund were as follows:

ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND
Santa Ynez Band of Chumash Indians	656,660	8.62%
National Financial Services, LLC	396,579	5.21%

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this

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Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Fund’s Board of Trustees has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MMF STM	(03/18)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Multi-Manager Global Real Estate Fund (the “Fund”). The Fund is a series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement describes a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the termination of Delaware Investment Fund Advisers as a sub-adviser to the Fund, effective January 10, 2018, and approved the appointment of Massachusetts Financial Services Company to sub-advise a portion of the Fund, effective January 24, 2018.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about March 23, 2018 to shareholders of record of the Fund as of March 12, 2018. The Information Statement will be available on the Trust’s website at https://www.northerntrust.com/informationstatements until June 23, 2018. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MMF NOTICE (3/18)